Exhibit 99.1

AgeX Therapeutics Reports Second Quarter 2022 Financial Results

ALAMEDA, Calif.—(BUSINESS WIRE)—August 12, 2022—AgeX Therapeutics, Inc. (“AgeX”; NYSE American: AGE), a biotechnology company developing therapeutics for human aging and regeneration, reported its financial and operating results for the quarter ended June 30, 2022.

Liquidity and Capital Resources

During the first quarter of 2022, AgeX borrowed the final $0.5 million of its available credit under its 2020 Secured Convertible Facility Agreement with Juvenescence Limited (“Juvenescence”), and entered into a new Secured Convertible Promissory Note (the “Secured Note”) pursuant to which Juvenescence has agreed to provide to AgeX a $13,160,000 line of credit for a period of 12 months. AgeX drew an initial $8,160,000 of the line of credit and used $7,160,000 to refinance the principal and the loan origination fees under its 2019 Loan Agreement with Juvenescence.

During the three months ended June 30, 2022, AgeX borrowed an additional $2.0 million under the Secured Note, and as of August 12, 2022, AgeX had borrowed at total of $10,160,000 with $3.0 million of funds remaining for future borrowings under the Secured Note. The remaining line of credit available may be drawn down from time to time until February 14, 2023 subject to Juvenescence’s discretion to approve each loan draw. The outstanding principal balance of the Secured Note will become due and payable on February 14, 2024.

In addition, AgeX may sell shares of its common stock in “at-the-market” transactions through a Sales Agreement with Chardan Capital, LLC as a sales agent. The market value of common shares that AgeX may sell in any 12 month period during the term of the Sales Agreement will be limited to one-third of aggregate market value of AgeX common stock held by stockholders who would not be considered “affiliates” of AgeX, determined in accordance with applicable SEC rules.

Going Concern Considerations

As required under Accounting Standards Update 2014-15, Presentation of Financial Statements-Going Concern (ASC 205-40), AgeX evaluates whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date its financial statements are issued. Based on AgeX’s most recent projected cash flows, AgeX believes that its cash and cash equivalents and available sources of debt and equity capital would not be sufficient to satisfy AgeX’s anticipated operating and other funding requirements for the twelve months following the filing of AgeX’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2022. These factors raise substantial doubt regarding the ability of AgeX to continue as a going concern.

Balance Sheet Information

Cash, and cash equivalents, and restricted cash totaled $0.8 million as of June 30, 2022.

Second Quarter 2022 Operating Results

The following comparisons exclude the impact of the operations of AgeX’s former subsidiary LifeMap Sciences, Inc. (“LifeMap Sciences”) which have been presented in AgeX’s consolidated financial results as discontinued operations for all periods presented due to the disposition of AgeX’s shares of LifeMap Sciences in a cash-out merger during March 2021.

Revenues: Total revenues for the second quarter of 2022 were $12,000 as compared with $37,000 for the second quarter of 2021, primarily due to decreased sales of research products and the expiration of a research grant from the NIH that had been available during 2021.

Operating expenses: Operating expenses for the three months ended June 30, 2022 were $1.6 million as compared to $2.2 million for the same period in 2021.

Research and development expenses decreased to $0.3 million during the three months ended June 30, 2022 from $0.5 million during the same period of 2021 primarily reflecting a reduction of $0.2 million in scientific consulting and outside research and service and patent related expenses under a sponsored research agreement with a university.

General and administrative expenses decreased to $1.3 million during the three months ended June 30, 2022 from $1.7 million during the same period in 2021. The $0.4 million decrease is primarily attributable to decreases of $0.1 million in each of the following expense categories: professional fees for legal services, consulting expenses, noncash stock-based compensation expense to directors, and annual minimum royalties due under license agreements.

Other expense, net: Total other expense, net for the three months ended June 30, 2022 consists primarily of $0.9 million amortization of deferred debt issuance costs to interest expense and other debt related expenses included in interest expense and $0.2 million unrealized loss on change in fair value of warrants issued to Juvenescence in connection with borrowings under the Secured Note. Total other expense, net for the three months ended June 30, 2021 consists primarily of $0.3 million amortization of deferred debt issuance costs to interest expense.

About AgeX Therapeutics

AgeX Therapeutics, Inc. (NYSE American: AGE) is focused on developing and commercializing innovative therapeutics to treat human diseases to increase healthspan and combat the effects of aging. AgeX’s PureStem® and UniverCyte™ manufacturing and immunotolerance technologies are designed to work together to generate highly defined, universal, allogeneic, off-the-shelf pluripotent stem cell-derived young cells of any type for application in a variety of diseases with a high unmet medical need. AgeX has two preclinical cell therapy programs: AGEX-VASC1 (vascular progenitor cells) for tissue ischemia and AGEX-BAT1 (brown fat cells) for Type II diabetes. AgeX’s revolutionary longevity platform induced Tissue Regeneration (iTR™) aims to unlock cellular immortality and regenerative capacity to reverse age-related changes within tissues. HyStem® is AgeX’s delivery technology to stably engraft PureStem or other cell therapies in the body. AgeX is seeking opportunities to establish licensing and collaboration arrangements around its broad IP estate and proprietary technology platforms and therapy product candidates.

For more information, please visit www.agexinc.com or connect with the company on Twitter, LinkedIn, Facebook, and YouTube.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of AgeX Therapeutics, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of AgeX’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commissions (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. AgeX specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Contact for AgeX:

Andrea Park

apark@agexinc.com

(510) 671-8620

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value amounts)

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$702	$584
Accounts and grants receivable, net	12	25
Prepaid expenses and other current assets	1,011	1,625
Total current assets	1,725	2,234

Deposits	50	50
Intangible assets, net	804	870
TOTAL ASSETS	$2,579	$3,154

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$682	$771
Loan due to Juvenescence, net of debt issuance costs, current portion	6,968	7,140
Related party payables, net	69	70
Warrant liability	1,033	-
Insurance premium liability and other current liabilities	333	986
Total current liabilities	9,085	8,967

Loan due to Juvenescence, net of debt issuance costs, net of current portion	6,756	6,062
TOTAL LIABILITIES	15,841	15,029

Commitments and contingencies

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, authorized 5,000 shares; none issued and outstanding as of June 30, 2022 and December 31, 2021	-	-
Common stock, $0.0001 par value, 100,000 shares authorized; and 37,945 and 37,941 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	4	4
Additional paid-in capital	97,850	93,912
Accumulated deficit	(111,072)	(105,748)
AgeX Therapeutics, Inc. stockholders’ deficit	(13,218)	(11,832)
Noncontrolling interest	(44)	(43)
Total stockholders’ deficit	(13,262)	(11,875)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,579	$3,154

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)
REVENUES
Grant revenues	$-	$11	$-	$57
Other revenues	12	26	17	36
Total revenues	12	37	17	93

Cost of sales	6	13	7	16

Gross profit	6	24	10	77

OPERATING EXPENSES
Research and development	259	481	655	805
General and administrative	1,338	1,748	2,998	3,770
Total operating expenses	1,597	2,229	3,653	4,575

Gain on deconsolidation of LifeMap Sciences	-	-	-	106

Loss from operations	(1,591)	(2,205)	(3,643)	(4,392)

OTHER EXPENSE, NET:
Interest expense, net	(863)	(274)	(1,434)	(517)
Unrealized loss on change in fair value of warrants	(168)	-	(255)	-
Other income, net	4	4	7	441
Total other expense, net	(1,027)	(270)	(1,682)	(76)

NET LOSS FROM CONTINUING OPERATIONS	(2,618)	(2,475)	(5,325)	(4,468)

NET LOSS FROM DISCONTINUED OPERATIONS	-	-	-	(103)

NET LOSS	(2,618)	(2,475)	(5,325)	(4,571)
Net loss attributable to noncontrolling interest from continuing operations	-	1	1	2
Net loss attributable to noncontrolling interest from discontinued operations	-	-	-	7

NET LOSS ATTRIBUTABLE TO AGEX	$(2,618)	$(2,474)	$(5,324)	$(4,562)

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED
Continuing operations	$(0.07)	$(0.07)	(0.14)	(0.12)
Discontinued operations	-	-	-	-
	$(0.07)	$(0.07)	$(0.14)	$(0.12)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	37,943	37,936	37,943	37,833

AMOUNTS ATTRIBUTABLE TO AGEX:
Loss from continuing operations	$(2,618)	$(2,474)	$(5,324)	$(4,466)
Loss from discontinued operations	-	-	-	(96)
NET LOSS ATTRIBUTABLE TO AGEX	$(2,618)	$(2,474)	$(5,324)	$(4,562)

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2022	2021
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to AgeX from continuing operations	$(5,324)	$(4,466)
Net loss attributable to noncontrolling interest	(1)	(2)
Adjustments to reconcile net loss attributable to AgeX to net cash used in operating activities:
Gain on deconsolidation of LifeMap Sciences	-	(106)
Gain on extinguishment of debt (Paycheck Protection Program Loan)	-	(437)
Unrealized loss on change in fair value of warrants	255	-
Amortization of intangible assets	66	66
Amortization of debt issuance costs	1,355	537
Stock-based compensation	437	464
Changes in operating assets and liabilities:
Accounts and grants receivable, net	13	142
Prepaid expenses and other current assets	614	472
Accounts payable and accrued liabilities	(207)	(242)
Related party payables	65	25
Insurance premium liability	(653)	(611)
Other current liabilities	(2)	(76)
Net cash used in operating activities from continuing operations	(3,382)	(4,234)
Net cash used in operating activities from discontinued operations	-	(90)
Net cash used in operating activities	(3,382)	(4,324)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of LifeMap Sciences	-	466
Partial collection on loan due from LifeMap Sciences	-	250
Net cash provided by investing activities from continuing operations	-	716
Deconsolidation of cash and cash equivalents from discontinued operations	-	(50)
Net cash provided by investing activities	-	666

CASH FLOWS FROM FINANCING ACTIVITIES:
Draw down on loan facilities from Juvenescence	3,500	3,500
Proceeds from the issuance of common stock	-	496
Net cash provided by financing activities from continuing operations	3,500	3,996
Partial payment on loan due to AgeX from discontinued operations	-	(250)
Net cash provided by financing activities	3,500	3,746

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	118	88

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
At beginning of the period	634	577
At end of the period	$752	$665